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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BancTec, Inc.:

We consent to the use of our report dated March 31, 2005, with respect to the consolidated statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for the year ended December 31, 2004, included herein and to the reference to our firm under the heading "Experts" in the registration statement.

KPMG LLP
Dallas, Texas

October 12, 2007

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Consent of Independent Registered Public Accounting Firm